EXHIBIT 7

                                   TERMINATION
                              dated March 30, 1998
                                       to
                                    AGREEMENT
                             dated September 1, 1995


         The undersigned hereby agree that the Agreement, dated September 1, 1995, between the undersigned, relating to the joint filing of a Schedule 13D pursuant to the Securities Exchange Act of 1934 with respect to ownership of common shares of beneficial interest of Hospitality Properties Trust, a Maryland real estate investment trust, is hereby terminated.

Date:  March 30, 1998

                                HEALTH AND RETIREMENT PROPERTIES TRUST


                                By: /s/  Ajay Saini
                                     Ajay Saini, Treasurer and Chief Financial
                                     Officer


                                HRPT ADVISORS, INC.


                                By: /s/ Thomas M. O'Brien
                                     Thomas M. O'Brien, Vice President